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                                                       EXHIBIT 23(a)




                         Consent of Ernst & Young LLP




We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of MBNA Corporation for the registration of $600,000,000 of Debt Securities and Preferred Stock and to the incorporation by reference therein of our report dated January 17, 1996 with respect to the consolidated financial statements of MBNA Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




Baltimore, Maryland
November 27, 1996





                                            /s/ Ernst & Young LLP
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